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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and to the incorporation by reference therein of our report dated October 28, 1999 with respect to the consolidated financial statements of Infoseek Corporation, included in The Walt Disney Company Annual Report (Form 10-K) for the year ended September 30, 2000 filed with the Securities and Exchange Commission. Such consolidated financial statements of Infoseek Corporation are not included or incorporated by reference in the Annual Report (Form 10-K)

ERNST & YOUNG LLP
San Jose, California
August 13, 2001

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CONSENT OF INDEPENDENT AUDITORS